Exhibit 99

For Immediate Release

Kevin Kaastra

Vice President of Finance

Fremont Michigan InsuraCorp, Inc.

(231) 924-0300

or

Noel Ryan, Don Hunt

Investor Relations

Lambert, Edwards & Associates, Inc.

616-233-0500

FREMONT MICHIGAN INSURACORP, INC. ANNOUNCES

TWO-FOR-ONE STOCK

Fremont, Michigan, October 18, 2006 — Fremont Michigan InsuraCorp, Inc. (OTC BB: FMMH), a Michigan-based provider of property and casualty insurance, today announced that its Board of Directors has approved a two-for-one stock split on its common stock in the form of a 100% stock dividend. The record date is October 31, 2006, and stockholders of record at the close of business on the record date will receive one additional share for every share held. The dividend shares will be payable on November 17, 2006. No paper stock certificates will be issued as the distribution will be made through the book-entry system maintained by the Corporation’s stock transfer agent, Registrar and Transfer Company. After the split, Fremont Michigan InsuraCorp, Inc. will have approximately 1,725,000 shares outstanding.

ABOUT FREMONT MICHIGAN INSURACORP, INC.

Fremont Michigan InsuraCorp, Inc. through its wholly owned subsidiary Fremont Insurance Company provides property and casualty insurance to individuals, small businesses and farms throughout the state of Michigan. We have served Michigan policyholders for over 130 years. For more information, visit our website at www.fmic.com.